UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2014

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code   310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Departure of Directors or Certain Officers.

As previously reported by Emmaus Life Sciences, Inc. (the “Company”) in Current Reports on Form 8-K filed on December 31, 2013 and April 16, 2014, Maurice J. DeWald informed the Company that he intends to resign from the Company’s Board of Directors on or before March 31, 2014, as extended to April 30, 2014 at the request of the Board of Directors. At the request of the Board of Directors, Mr. DeWald has agreed to remain on the Board until the earlier of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, or May 8, 2014, the effective date of the election of new directors to the Board as discussed below.

Additionally, as previously reported in the Company’s Current Report on Form 8-K filed on April 16, 2014, Willis Lee informed the Company that he intends to resign from the Company’s Board of Directors on or before April 30, 2014. At the request of the Board of Directors, Mr. Lee has agreed to remain on the Board until May 8, 2014, the effective date of the election of new directors to the Board as discussed below. Mr. Lee will continue to serve as the Company’s Chief Operating Officer.

(d)                                 Election of Directors.

On May 1, 2014, the Company’s Board of Directors was expanded to six members from five to accommodate the election of three new directors effective as of May 8, 2014. On May 1, 2014, the Board of Directors filled the two anticipated director vacancies to be created by Mr. DeWald’s and Mr. Lee’s resignations and the additional vacancy created by the expansion of the Board by electing Duane K. Kurisu, Akiko Moni Miyashita and Phillip M. Satow to serve as members of the Board of Directors effective May 8, 2014. The Board has not yet made any determinations with respect to the appointment of any of the new directors to any committees.

Mr. Kurisu, age 60, is the Chairman, Chief Executive Officer and owner of aio, LLC, dba aio Group, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. He is the owner, director and Vice President of Nutricopia, Inc., a nutraceuticals company; the owner, Manager and Chief Executive Officer of PacificBasin Communications, LLC, a publishing company; and the owner and a Manager of K&F 1984 LLC, a real estate company. Mr. Kurisu has served on the board of Central Pacific Financial Corp. (NYSE:CPF), a bank holding company, since January 25, 2012. Mr. Kurisu also served as a director of Central Pacific Financial Corp. from September 2004 to May 2008. Mr. Kurisu is also the owner, director and Vice President of Hawaii Winter Baseball, Inc., a professional baseball league in Hawaii. Mr. Kurisu holds a B.B.A. and a M.B.A. from the University of Hawaii.

Ms. Miyashita, age 58, is an independent advisor on mergers and acquisitions (M&A). Until October 2011, Ms. Miyashita was Vice President, Corporate Development at IBM. Ms. Miyashita’s over 30 year career at IBM included serving for 15 years in executive M&A roles including Vice President, M&A Strategy and Investments, Managing Director of M&A Integration, and Director of Corporate Development Asia Pacific, headquartered in Tokyo. Ms. Miyashita currently serves on the Board of Trustees of the Children’s Hospital of Philadelphia; the Executive Advisory Board of the University of Denver’s Daniels School of Business, the International Executive Advisory Council of The Navigators, and the Board of Directors of the US-Japan Council. Ms. Miyashita holds a B.S. degree in Marketing from the University of Colorado, Leeds School of Business and a M.B.A. from the University of Denver, Daniels School of Business.

Mr. Satow, age 72, is currently Chairman of the Board of Directors of JDS Therapeutics, LLC, an innovative health care company and holding company with respect to Nutrition 21, LLC, a leader in the nutritional supplement industry. Mr. Satow was co-founder, Chairman and CEO of JDS Pharmaceuticals, LLC (“JDS Pharmaceuticals”), a specialty pharmaceutical company focused in the fields of psychiatric and women’s health treatments. JDS Pharmaceuticals was sold to Noven Pharmaceuticals, Inc. in 2008. Prior to founding JDS Pharmaceuticals, Mr. Satow served as Executive Vice President of Forest Laboratories, Inc. (“Forest”), President of Forest Pharmaceuticals, Inc., and as a member of Forest’s Board of Directors. Prior to joining Forest, Mr. Satow served as Vice President and General Manager of the Wallace Laboratories Division of Carter—Wallace, Inc. In addition, Mr. Satow has held executive positions at Pfizer, including Director of Marketing with Pfizer Laboratories, and as Vice President of Pfizer Europe. Mr Satow holds a B.A. from Columbia College and an M.A. in Economics from Georgetown University. Mr. Satow served for four years as a U.S. naval officer.

In connection with the private placement of securities the Company completed on September 11, 2013, the Company entered into an agreement (the “Director Designation Agreement”) with Dr. Yutaka Niihara, the Company’s President and CEO, T.R. Winston & Company, LLC (“TRW”), who served as the placement agent for the private placement, and Sarissa Capital Management LP (“Sarissa”), an investor in the private placement. Pursuant to the Director Designation Agreement, the Company agreed to expand the size of the Board of Directors by three members to a total of eight directors, with one member to be designated by TRW and two members to be designated by Sarissa to fill the newly-created vacancies. A copy of the Director Designation Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 17, 2013.

Mr. Satow was designated to serve as a member of the Board by TRW pursuant to its rights under the Director Designation Agreement. In addition, pursuant to its rights under such agreement, Sarissa has designated two individuals to be appointed to the Board. The Board’s Compensation, Nominating and Corporate Governance Committee is currently processing these designations and the Sarissa designees are expected to be appointed to the Board upon completion of this process, at which time the Company expects to further expand the size of the Board to eight members.

There are no arrangements or understandings between Mr. Kurisu or Ms. Miyashita and any other person pursuant to which he or she was selected as a director. As discussed above, Mr. Satow was designated to serve as a director on the Board by TRW pursuant to its rights under the Director Designation Agreement. There have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Kurisu, Ms. Miyashita, and Mr. Satow (or any of their immediate family members) that are required to be disclosed in accordance with Item 404(a) of Regulation S-K.

As non-employee members of the Board, Mr. Kurisu, Ms. Miyashita, and Mr. Satow will each receive the same standard compensation paid to other non-employee directors for service on the Board and its committees. Specifically, the compensation program for non-employee directors currently consists of:

•                  a cash retainer of $500 per month;

•                  cash compensation of $700 for each in-person Board meeting attended, $400 for each telephonic Board meeting attended, $400 for each committee meeting attended, and $200 for each meeting chaired by such non-employee director;

•                  an initial grant of 100,000 stock options upon election and 50,000 stock options annually thereafter;

•                  an annual grant of 2,000 stock options to the chairman of each committee; and

•                  an annual grant of 10,000 stock options to the Chairman of the Board.

The forms of award documents for stock option grants issued to the Company’s non-employee directors and the Company’s 2011 Stock Incentive Plan pursuant to which such stock options are granted are on file with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMMAUS LIFE SCIENCES, INC.

Date: May 6, 2014

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer